                                                                       EX-99.p.4

                        PZENA INVESTMENT MANAGEMENT, INC.
                        PZENA INVESTMENT MANAGEMENT, LLC

                       CODE OF BUSINESS CONDUCT AND ETHICS
                       (Effective as of October 25, 2007)

Dear Colleagues/Associates:

     The good name and reputation of Pzena  Investment  Management,  Inc., Pzena
Investment Management, LLC and their subsidiaries (collectively,  the "Company")
are a result  of the  dedication  and hard work of all of us.  Together,  we are responsible  for  preserving  and  enhancing  this  reputation,  a task  that is fundamental to our continued well-being. Our goal is not just to comply with the laws and regulations that apply to our business;  we also strive to abide by the highest standards of business conduct.

     Set forth in the succeeding pages is the Company's Code of Business Conduct and Ethics ("the Code"). The purpose of the Code is to reinforce and enhance the
Company's  ethical  way  of  doing  business  and,  in  particular,  to  provide regulations and procedures  consistent  with the Investment  Company Act of 1940 and the  Investment  Advisers Act of 1940. The contents of the Code are not new, however.  The  policies set forth here are part of the  Company's  long-standing tradition of ethical business standards.

     All  employees,  officers  and  directors  are  expected to comply with the policies set forth in the Code.  Read the Code  carefully and make sure that you understand it, the consequences of non-compliance,  and the Code's importance to the  success  of the  Company.  If you have any  questions,  speak to the  Chief
Compliance Officer or any of the alternate Compliance Officers identified in the
Code.

     The Code should be viewed as the minimum requirements for conduct. The Code cannot and is not intended to cover every  applicable law or provide  answers to all  questions  that  might  arise;  for  that we must  ultimately  rely on each person's good sense of what is right,  including a sense of when it is proper to seek guidance from others on the  appropriate  course of conduct.  When in doubt about the advisability or propriety of a particular  practice or matter,  please confer with the Legal and Compliance group.

     We at the Company are committed to providing the best and most  competitive services to our  clients.  Adherence  to the policies set forth in the Code will help us achieve that goal.

                                                     Sincerely,

                                                     Richard S. Pzena

                                Table of Contents

     Prohibited Transactions with Respect to

                                       i

                                       ii

PUTTING THIS CODE OF BUSINESS CONDUCT AND ETHICS TO WORK

About this Code of Business Conduct and Ethics

We at the Company are committed to the highest  standards of business conduct in our relationships with each other and with our clients, suppliers,  shareholders and others.  This requires  that we conduct our business in accordance  with all applicable laws and regulations and in accordance with the highest  standards of business  conduct.  The  Company's  Code of Business  Conduct  and Ethics  (this
"Code")  helps each of us in this  endeavor  by  providing  a  statement  of the fundamental  principles and key policies and procedures  that govern the conduct of our business.  Furthermore,  this Code sets out  procedures for compliance by the Company,  a registered  investment  adviser to separately  managed  advisory accounts  including  the  registered  investment  companies  from  time  to time identified on Schedule A hereto (the "Funds") as well as unregistered  funds and other  private  accounts,  with Rule 17j-1 under the  Investment  Company Act of
1940, as amended,  Rule 204A-1 and Rule 204-2 under the Investment  Advisers Act of 1940, as amended  (hereinafter,  the  Investment  Company Act of 1940 and the
Investment  Advisers Act of 1940 shall  collectively be referred to as the "1940
Acts" and Rule 17j-1, Rule 204A-1 and Rule 204-2 shall be collectively  referred to as the "Rules").  This Code is designed to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment  intentions of the Company's advisory accounts may breach their fiduciary duties, and to avoid and regulate situations that may give rise to conflicts of interest that the Rules address.

This Code is based on the  principle  that the Company owes a fiduciary  duty to clients, to conduct its personal  securities  transactions in a manner that does not interfere with clients'  transactions or otherwise take unfair  advantage of its relationship to its clients.  The fiduciary  principles that govern personal investment activities reflect, at a minimum, the following:  (1) the duty at all times to place the interests of the client first;  (2) the requirement  that all personal securities  transactions be conducted  consistent with this Code and in such a manner as to avoid any actual or  potential  conflict  of interest or any abuse  of  an  individual's  position  of  trust  and  responsibility;  (3)  the fundamental  standard that investment  personnel  should not take  inappropriate advantage of their positions;  and (4) the requirement that investment personnel comply with  applicable  Federal  securities  laws. Our business  depends on the reputation of all of us for integrity and principled business conduct.  Thus, in many instances,  the policies referenced in this Code go beyond the requirements of the law.

Honesty and  integrity are required of the Company and its  employees,  officers and directors at all times. The standards herein should be viewed as the minimum requirements for conduct.  All employees,  officers and directors of the Company are  encouraged  and expected to go above and beyond the  standards  outlined in this Code in order to provide  clients with top level service while  adhering to the highest ethical standards.

This Code is a statement of policies  for  individual  and business  conduct and does not, in any way,  constitute  an  employment  contract or an  assurance  of continued employment. Employees of the Company are employed at-will, except when covered by an express,  written employment agreement.  This means that employees may  choose to resign  their  employment  at any time,  for any reason or for no reason  at all.  Similarly,  the  Company  may  choose to  terminate  employees'
employment  at any time,  for any legal  reason or for no reason at all, but not for an unlawful reason.

Purpose

The purpose of this Code is to reinforce and enhance the  Company's  ethical way of doing  business and, in  particular,  to provide  regulations  and procedures consistent  with the 1940 Acts and the Rules.  As required by Rule 204A-1,  this
Code sets forth  standards  of  conduct,  requires  compliance  with the Federal securities  laws and  addresses  personal  trading.  In  addition,  this Code is designed to give effect to the general  prohibitions set forth in Rule 17j-1(b), to wit:

     "It is unlawful for any affiliated person of or principal underwriter for a
     Fund, or any  affiliated  person of an  investment  adviser of or principal underwriter for a Fund, in connection  with the purchase or sale,  directly or  indirectly,  by the person of a security  held or to be acquired by the
     Fund:

          (i)  To employ any device, scheme or artifice to defraud the Fund;

          (ii) To make any untrue  statement  of a material  fact to the Fund or omit to  state a  material  fact  necessary  in order to make the statements made to the Fund, in light of the circumstances  under which they are made, not misleading;

          (iii) To engage in any act,  practice,  or  course  of  business  that operates or would operate as a fraud or deceit on the Fund; or

          (iv) To engage in any manipulative practice with respect to the Fund.

Employee Provisions

All  employees  are  required  to  file  reports  of  their  Personal   Security
Transactions (as defined below),  excluding exempted securities,  as provided in the "Pre-Clearance  Requirement" section below and, if they wish to trade in the
Company's  stock  or in the same  securities  as any of the  Company's  advisory
accounts,   must  comply  with  the  specific  procedures  in  effect  for  such transactions.

The reports of employees  will be reviewed and compared  with the  activities of the Company's advisory accounts and, if a pattern emerges that indicates abusive trading or noncompliance with applicable procedures, the matter will be referred to the Company's Chief Compliance Officer (the "CCO"), who will make appropriate inquiries  and  decide  what  action,  if any,  is then  appropriate,  including escalation to the Company's management as needed.

Implementation

In order to  implement  this Code,  a CCO and one or more  alternate  Compliance
Officers (each,  an  "Alternate")  shall be designated from time to time for the
Company.  The current CCO is David H.  Kanefsky and the current  Alternates  are
Joan F. Berger and Michelle C. Houck.

          The duties of the CCO and each Alternate shall include:

          (i)  Continuous  maintenance  of a  current  list of the  names of all employees  with a description  of their title or  employment  and updating Schedule B of this Code;

          (ii) Furnishing  all employees with a copy of this Code, and initially and  periodically  informing them of their duties and obligations thereunder;

          (iii) Training and educating  employees  regarding this Code and their responsibilities hereunder;

          (iv) Maintaining,  or  supervising  the  maintenance  of, all  records required by this Code;

          (v)  Maintaining  a list of the  Funds  that the  Company  advises  or subadvises and updating Schedule A of this Code;

          (vi) Determining  with the  assistance  of an  Approving  Officer  (as defined  below)  whether any  particular  securities  transaction should be exempted  pursuant to the  provisions  of the  sections titled  "Conflicts of Interest" or "Prohibited  Transactions"  of
               this Code;

          (vii) Determining with the assistance of an Approving  Officer whether special  circumstances  warrant that any  particular  security or securities  transaction be temporarily or permanently  restricted or prohibited;

          (viii) Maintaining,  from time to time as appropriate,  a current list of the securities  that are restricted or prohibited  pursuant to
               (vii) above;

          (ix) Issuing  any   interpretation   of  this  Code  that  may  appear
               consistent with the objectives of the Rules and this Code;

          (x)  Conducting such inspections or investigations as shall reasonably be  required  to detect and report  violations  of this Code,  as described in  paragraphs  (xi) and (xii) below,  to the Company's management  and  the  Board  of  Directors  of  Pzena  Investment
               Management, Inc. (the "Board");

          (xi) Submitting   periodic   reports  to  the   Company's   management
               containing:  (A) a description  of any material  violation by any non-executive  employee of the Company and the sanction  imposed;
               (B) a  description  of any violation by any director or executive
               officer  of  the   Company   and  the   sanction   imposed;   (C)
               interpretations  issued by and any material exemptions or waivers found  appropriate  by the  CCO;  and (D) any  other  significant information concerning the appropriateness of this Code; and

          (xii) Submitting  a report  at least  annually  to the  Board  and the
               Executive  Committee  of Pzena  Investment  Management,  LLC (the
               "Executive  Committee") that: (A) summarizes  existing procedures concerning  personal  investing and any changes in the procedures
               made  during  the  past  year;   (B)  identifies  the  violations
               described in clauses (A) and (B) of the preceding paragraph (xi);
               (C) identifies any recommended  changes in existing  restrictions or procedures  based upon  experience  under this Code,  evolving
               industry   practices  or   developments  in  applicable  laws  or
               regulations;  and (D) reports of efforts made with respect to the implementation  of this Code  through  orientation  and  training programs and ongoing reminders.

Each of us is  responsible  for  knowing  and  understanding  the  policies  and guidelines  contained in the following pages. If persons have questions,  please ask them;  if they have ethical  concerns,  please  raise them.  The CCO, who is responsible  for overseeing and  monitoring  compliance  with this Code, and the other  resources  set forth in this Code are  available to answer  questions and provide  guidance and for persons to report  suspected  misconduct.  Our conduct should reflect the Company's values, demonstrate ethical leadership, and promote a work environment that upholds the Company's reputation for integrity,  ethical conduct and trust.

Copies of this Code are available  from the CCO, the General  Counsel and on the
Company's  website.  A statement of compliance  with this Code must be signed by all officers, directors and employees on an annual basis.

This Code cannot provide definitive answers to all questions.  If employees have questions  regarding any of the policies  discussed in this Code or if employees are in  doubt  about  the best  course  of  action  in a  particular  situation, employees should seek guidance from a supervisor, the CCO or the other resources identified in this Code.

This Code is a statement  of the  fundamental  principles  and key  policies and procedures that govern the conduct of the Company's business. It is not intended to and does not create any  obligations to or rights in any employee,  director, client, supplier, competitor, shareholder or any other person or entity.

Definitions

For purposes of this Code:

          (i)  "Access Person" means any employee or officer of the Company.

          (ii) "Approving  Officer"  means Richard S. Pzena,  John P. Goetz,  A.
               Rama Krishna, or Michael Peterson.

          (iii) A security  is "being  considered  for  purchase  or sale" when, subject  to  the  Company's  systematic  buy/sell  discipline  as described in its Form ADV and client and prospect  presentations,
               (i) a  recommendation  to purchase or sell that security has been made by the Company to an advisory  account (e.g.,  the Portfolio
               Manager  has  instructed   Portfolio   Administration   to  begin
               preparing  orders) or (ii) the  Portfolio  Manager  is  seriously considering making such a recommendation.

          (iv) "Beneficial Ownership" means any interest by which an employee or officer or any member of such  person's  immediate  family (i.e., spouse, child or stepchild,  parent, sibling or other relative by blood or marriage  living in the same  household as the employee)
               can  directly or  indirectly  derive a monetary  benefit from the purchase,  sale or ownership of a Security.  Without limiting the
               foregoing,   the  term  "Beneficial   Ownership"  also  shall  be
               interpreted  with  reference  to  the  definition  of  Beneficial
               Ownership  contained  in  the  provisions  of  Section  16 of the
               Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder,  as such provisions may be interpreted by the  Securities  and Exchange  Commission  (the
               "SEC"). Thus, a person may be deemed to have Beneficial Ownership of Securities  held in accounts in such  person's own name,  such person's spouse's name, and in all other accounts over which such
               person  does  or  could  be   presumed  to  exercise   investment
               decision-making powers, or other influence or control,  including trust accounts, partnership accounts, corporate accounts or other joint ownership or pooling  arrangements;  provided however, that with  respect to spouses,  a person  shall no longer be deemed to have  Beneficial  Ownership of any accounts not held jointly with his or her  spouse  if the  person  and the  spouse  are  legally separated or divorced and are not living in the same household.

          (v)  "Exempt  Transactions"  means the  transactions  described in the section hereof titled "Exempt Transactions."

          (vi) "Personal  Security  Transaction"  means,  for  any  employee  or officer,  a purchase,  sale, gifting or donation of a Security in which  such  person  has,  had,  or  will  acquire  a  Beneficial
               Ownership.

          (vii) "Purchase  and Sale of a Security"  includes,  inter  alia,  the writing of an option to purchase or sell a Security. In addition, the "sale of a  Security"  also  includes  the  disposition  by a person of that  security by donation or gift.  On the other hand, the  acquisition by a person of a security by inheritance or gift is not treated as a "purchase" of that  Security  under this Code as it is an  involuntary  purchase that is an Exempt  Transaction under  clause (b) of the  section  titled  "Exempt  Transactions"
               below.

          (viii)  "Security"  shall  mean any  common  stock,  preferred  stock, treasury  stock,  single stock  future,  exchange  traded fund or
               note,  hedge  fund,  mutual  fund,  private  placement,   limited
               partnership  interest,   note,  bond,   debenture,   evidence  of
               indebtedness,  certificate  of interest or  participation  in any profit-sharing

               agreement,   collateral-trust  certificate,  transferable  share,
               voting-trust certificate,  certificate of deposit for a Security, fractional  undivided  interest  in oil,  gas,  or other  mineral rights,  any put,  call,  straddle,  option,  or privilege on any
               Security  (including a certificate of deposit) or on any group of
               Securities  (including any interest therein or based on the value thereof),  or any  put,  call,  straddle,  option,  or  privilege entered  into  on a  national  securities  exchange  relating  to foreign  currency,  or, in general,  any  interest or  instrument commonly known as a "Security," or any certificate of interest or participation  in, temporary or interim  certificate for, receipt for,  guarantee  of,  or  warrant  or  right to  subscribe  to or purchase, any of the foregoing.

RESPONSIBILITY TO OUR ORGANIZATION

Company  employees,  officers and directors are expected to dedicate  their best efforts to advancing the Company's  interests and to make  decisions that affect the  Company  based on the  Company's  best  interests,  independent  of outside influences.

Conflicts of Interest

A conflict of interest occurs when employees'  private interests  interfere,  or even  appear  to  interfere,  with the  interests  of the  Company.  A  conflict situation may arise when  employees  take actions or have interests that make it difficult for employees to perform  Company work  objectively  and  effectively.
Each  employee's  obligation to conduct the Company's  business in an honest and ethical manner includes the ethical  handling of actual,  apparent and potential conflicts of interest between personal and business relationships. This includes full  disclosure of any actual,  apparent or potential  conflicts of interest as set forth below.

As a fiduciary,  the Company has an affirmative duty of care, loyalty,  honesty, and good faith to act in the best interest of its clients.  Compliance with this duty can be achieved by avoiding conflicts of interest or, when impracticable to do so, by fully  disclosing all material facts concerning any conflict that does arise with respect to any client and following  appropriate  procedures designed to minimize any such conflict.  Employees must try to avoid situations that have even the appearance of conflict or impropriety.

          (i)  Conflicts  of  interest  may  arise  where  the  Company  or  its employees  have reason to favor the  interests of one client over another  client.  Favoritism  of one client over  another  client constitutes a breach of fiduciary duty.

          (ii) Employees are prohibited  from using  knowledge  about pending or currently  considered  securities  transactions  for  clients  to profit  personally,  directly or indirectly,  as a result of such transactions, including by purchasing or selling such securities.
               Conflicts  raised by personal  securities  transactions  also are addressed more specifically below.

          (iii) If  the  Company   determines  that  an  employee's   Beneficial
               Ownership  of  a  Security  presents  a  material  conflict,  the
               employee   may   be   restricted   from   participating   in  any
               decision-making  process  regarding  the  Security.  This  may be particularly true in the case of proxy voting,  and employees are expected to refer to and strictly  adhere to the Company's  proxy voting policies and procedures in this regard.

          (iv) Employees  are  required  to  act in the  best  interests  of the
               Company's  clients  regarding  execution  and other costs paid by clients for brokerage  services.  Employees are expected to refer to and strictly  adhere to the Company's Best Execution  policies and procedures.

          (v)  Access Persons are not permitted to knowingly sell to or purchase from a client any security or other property,  except  Securities issued by the client.

Employees, officers and directors are prohibited from trading, either personally or on behalf of others, while in possession of material,  nonpublic information.
The Company's  Insider  Trading Policy is hereby  incorporated  by reference and employees,  officers and  directors  are required to comply with the  provisions therein.

Prohibited Transactions with Respect to Non-Company Securities*

          (i)  No Access Person or any member of such Access Person's  immediate family  living in the same  household  may enter  into a Personal
               Security  Transaction  with actual  knowledge  that,  at the same time, such Security is "being considered for purchase or sale" by advisory  accounts of the Company,  or that such  Security is the subject of an  outstanding  purchase  or sale  order by  advisory accounts of the Company  except as provided  below in the section titled "Employee  Trading  Exceptions with Respect to Non-Company
               Securities";

          (ii) Except under the  circumstances  described  in the section  below titled "Employee  Trading  Exceptions with Respect to Non-Company
               Securities,"  no  Access  Person  or any  member  of such  Access
               Person's  immediate  family  living in the same  household  shall purchase or sell any  Security  within one business day before or after the purchase or sale of that Security by advisory  accounts of the Company;

          (iii) No Access Person or any member of such Access Person's immediate family living in the same household  shall be permitted to effect a short-term  trade  (i.e.,  to purchase  and  subsequently  sell within 60 calendar  days,  or to sell and  subsequently  purchase within  60  calendar  days)  involving  the  same  or  equivalent
               Securities;

          (iv) No Access Person or any member of such Access Person's  immediate family living in the same  household is permitted to enter into a
               Personal Security Transaction for any Security that is named on a restricted list;

          (v)  No Access Person or any member of such Access Person's  immediate family living in the same  household  shall purchase any Security in an Initial Public  Offering  (other than a Security  issued by the Company);

          (vi) No Access Person or any member of such Access Person's  immediate family living in the same  household  shall,  without the express prior  approval  of the CCO,  acquire  any  Security in a private placement,  and if a private placement Security is acquired, such employee must disclose that  investment when he/she becomes aware of the Company's  subsequent  consideration  of any investment in that issuer,  and in such  circumstances,  an independent  review shall be conducted by the CCO;

          (vii) No Access Person shall accept any gifts or anything else of more than a de  minimis  value  from any  person or  entity  that does business  with or on behalf of the Company or any of the advisory accounts of the Company.  For purposes hereof, "de minimis value"
               shall mean a value of less than $100,  or such  higher  amount as may be set  forth in FINRA  Conduct  Rule 3060 from time to time.
               Furthermore,  all gifts to consultants and other  decision-makers for  client  accounts  must be  reasonable  in value  and must be pre-approved  by the  Managing  Principal,  Marketing  and Client
               Services and the CCO before distribution;

          (viii) No Access Person may make political or charitable contributions for the purpose of obtaining or retaining advisory contracts with government entities.  In addition,  no Access Person may consider the Company's current or anticipated business  relationships as a factor in soliciting political or charitable contributions; and

          (ix) No director or executive  officer of the Company may serve on the board of directors (or similar governing body) of any corporation or  business  entity  without the prior  written  approval of the
               Company's management.  Non-executive employees of the Company may only serve on the board of directors (or similar  governing body)
               of a  corporation  or  business  entity  with the  prior  written
               approval  of  the  CCO,  in   consultation   with  the  Company's
               management, and if necessary the Board. Prior written approval of the CCO is also  required  in the  following  two (2)  additional scenarios:

               (1)  Advisory Committee positions of any business,  government or charitable  entity where the members of the  committee  have
                    the  ability  or  authority  to  affect  or  influence   the
                    selection  of  investment  managers or the  selection of the investment of the entity's operating,  endowment, pension or other funds.

               (2)  Positions  on  the  board  of  directors,  trustees  or  any advisory  committee  of a Company  client  or any  potential client who is actively  considering  engaging the  Company's investment advisory services.

          (x)  Access Persons, subject to prior written supervisory approval and departmental  restrictions,  are  permitted  to engage in outside employment  if it is free of any actions that could be considered a conflict of interest.  Outside  employment  must not  adversely affect an Access  Person's job  performance  at the Company,  and outside  employment must not result in absenteeism,  tardiness or an Access  Person's  inability to work overtime when requested or required.  Access  Persons  may not engage in outside  employment that  requires or  involves  using  Company  time,  materials  or resources.

*For any transactions by employees, directors and certain related persons in the
Company's  Securities,  please refer to the separate policy titled "Restrictions on Transactions in the Company's Securities."

Employee Trading Exceptions with Respect to Non-Company Securities*

Notwithstanding  the  prohibitions  of the above  section  titled  "Conflicts of
Interest," an employee is permitted to purchase or sell any Security  other than the Company's Securities within the next business day of the purchase or sale of that Security by advisory accounts of the Company if:

          (i)  the  purchase  or sale of the  Security  by the  employee  is not contrary  to the  purchase  or sale of the  Security  by advisory accounts of the Company  (e.g.,  the sale of a Security  after an advisory account of the Company purchases the Security); and

          (ii) the  purchase or sale of the  Security  is approved or  allocated only after the  Company's  advisory  accounts  have each received their full  allocation of the Security  purchased or sold on that day.

*For any transactions by employees, directors and certain related persons in the
Company's  Securities,  please refer to the separate policy titled "Restrictions on Transactions in the Company's Securities."

Exempt Transactions

Neither the prohibitions nor the transaction reporting requirements of this Code shall apply to:

          (i)  Purchases  or sales of  Securities  of an open-end  mutual  fund, index  fund,  money  market fund or other  registered  investment company  that  is  not  advised  or  subadvised  by  the  Company
               (provided however, that this exemption does not apply to exchange traded funds or notes);

          (ii) Purchases  or sales of  Securities  for an account  over which an employee  has no direct  control and does not  exercise  indirect control (e.g., an account managed on a fully  discretionary basis by a third party);

          (iii) Involuntary purchases or sales made by an employee;

          (iv) Purchases  that are part of an  automatic  dividend  reinvestment plan;

          (v)  Purchases that are part of an automatic  investment plan,  except that any  transactions  that  override  the  preset  schedule  of allocations of the automatic  investment plan must be reported in a quarterly transaction report;

          (vi) Purchases or sales of direct obligations of the Government of the
               United States;

          (vii) Purchases or sales of money market instruments,  such as bankers acceptances,  bank  certificates  of deposit,  commercial  paper, repurchase  agreements  and other high  quality  short-term  debt instruments;

          (viii) Purchases or sales of units in a unit  investment  trust if the unit  investment  trust is invested  exclusively in  unaffiliated mutual funds;

          (ix) Purchases  resulting from the exercise of rights acquired from an issuer as part of a pro rata  distribution  to all  holders  of a class of securities of such issuer and the sale of such rights.

          (x)  Purchases or sales of futures  (except  individual  stock futures contracts) and commodity contracts; and

          (xi) Purchases or sales of municipal securities.

Pre-Clearance Requirement

          (i)  Unless an exception is granted by the CCO after consultation with and approval by the  Company's  management,  each  employee  must obtain preclearance of any Personal Security  Transaction from an
               Approving Officer.  Pre-clearance must be obtained by completing, signing  and  submitting  to  the  CCO a  Securities  Transaction
               Preclearance  Request  Form (a copy of which is  attached to this
               Code)  supplied by the Company and  obtaining the signature of an
               Approving  Officer  and/or  the  Chief  Executive   Officer,   as
               applicable;

          (ii) All pre-cleared Personal Security Transactions must take place on the same day that the clearance is obtained.  If the  transaction is not completed on the date of clearance,  a new clearance  must
               be  obtained,   including  one  for  any   uncompleted   portion.
               Post-approval  is  not  permitted  under  this  Code.  If  it  is determined  that  a  trade  was  completed  before  approval  was obtained, it will be considered a violation of this Code; and

          (iii) In addition to the  restrictions  contained in the "Conflicts of
               Interest"  section  hereof,  an Approving  Officer or the CCO may refuse to grant clearance of a Personal  Security  Transaction in his or her sole discretion  without being required to specify any reason for the refusal.  Generally,  an Approving  Officer or the
               CCO will consider the following factors in determining whether or not to clear a proposed transaction:

               (1)  whether  the  amount  or the  nature of the  transaction  or person  making it is likely to affect the price or market of the security; and

               (2)  whether the individual  making the proposed purchase or sale
                    is  likely  to  receive  a  disproportionate   benefit  from
                    purchases or sales being made or considered on behalf of any of the advisory clients of the Company.

The preclearance  requirement does not apply to Exempt Transactions.  In case of doubt, the employee may present a Securities  Transaction  Preclearance  Request
Form to the CCO,  indicating  thereon that he or she  disclaims  any  Beneficial
Ownership in the securities included.

Reporting Requirements

No later than 10 days after becoming an employee,  each individual shall provide a listing  of all  securities  Beneficially  Owned by the  employee  on the form provided as Attachment A (an "Initial Holdings Report").  The information in the
Initial  Holdings Report must be current as of a date no more than 45 days prior to the date the person became an employee. The Initial Holdings Report should be furnished to the CCO, Alternate or any other person whom the Company designates.
Thereafter:

          (i)  All employees must direct their brokers and/or  affiliated mutual fund  custodians  to  supply  the  CCO  on a  timely  basis  with duplicate  copies  of  confirmations  of  all  Personal  Security
               Transactions  and duplicate  monthly or quarterly  statements for all personal securities  accounts as are customarily  provided by the firms maintaining such accounts;

          (ii) Such  duplicate  statements  and  confirmations  must contain the following information (as applicable):

               (1)  The date and nature of the  transaction  (purchase,  sale or any other type of acquisition or disposition);

               (2)  Title, and as applicable the exchange ticker symbol or CUSIP number (if any),  interest rate and maturity date, number of shares and,  principal amount of each security and the price at which the transaction was effected;

               (3)  The name of the broker,  dealer or bank with or through whom the transaction was effected; and

               (4)  The  date  of  issuance  of  the  duplicate  statements  and confirmations.

          (iii) No later than 30 days after each calendar quarter, all employees covered by this Code shall provide quarterly  transaction reports in the form  attached as  Attachment C confirming  that they have disclosed  or reported  all Personal  Security  Transactions  and holdings required to be disclosed or reported pursuant hereto for the previous quarter.

          (iv) On a date to be selected by the CCO, all employees  shall provide annual holdings reports listing all securities Beneficially Owned on the form provided as

               Attachment B by the employee (the "Annual Holdings Report").  The information  contained  in the Annual  Holdings  Report  shall be current  as of a date no more than 45 days  prior to the date the report is submitted.

          (v)  Any  statement,  confirmation  or report  submitted in accordance with this section may, at the request of the employee  submitting the report, contain a statement that it is not to be construed as an admission  that the person  making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates.

          (vi) All employees shall certify in writing,  annually, that they have read  and  understand  this  Code  and  have  complied  with  the requirements  hereof and that they have disclosed or reported all
               Personal  Security  Transactions  and  holdings  required  to  be disclosed or reported pursuant hereto.

          (vii) The CCO shall  retain a  separate  file for each  employee  that
               shall   contain  the  monthly   account   statements,   duplicate
               confirmations,  quarterly and annual reports listed above and all
               Securities  Transaction  Preclearance  Forms whether  approved or denied.

          (viii) With  respect to the  receipt of gifts and  entertainment,  all employees  shall promptly  report on a form designated by the CCO the nature of such gift or entertainment,  the date received, its approximate value, the giver and the giver's  relationship to the
               Company.

          (ix) With respect to reports regarding accounting matters, the Company is committed  to  compliance  with  applicable  securities  laws,
               rules,  and  regulations,   accounting   standards  and  internal
               accounting  controls.   Employees  are  expected  to  report  any
               complaints or concerns regarding accounting,  internal accounting controls and auditing matters  ("Accounting  Matters")  promptly.
               Reports may be made to the General  Counsel or the CCO in person, or by calling the Helpline at 1-888-475-8376. Reports may be made anonymously to the Helpline; or in writing to the General Counsel or the CCO at their offices by  inter-office or regular mail. All reports will be treated  confidentially  to the extent reasonably possible. No one will be subject to retaliation because of a good faith  report of a  complaint  or  concern  regarding  Accounting
               Matters.

Company Disclosures

It is Company policy to make full,  fair,  accurate,  timely and  understandable disclosure in compliance with all applicable laws and regulations in all reports and  documents  that the Company  files with,  or submits to, the SEC and in all other public communications made by the Company.

Employees must complete all Company documents accurately,  truthfully,  and in a timely  manner,  including  all travel and  expense  reports.  When  applicable, documents  must be properly  authorized.  Employees  must  record the  Company's financial  activities  in compliance  with all  applicable  laws and  accounting practices.  The making of false or misleading entries,  records or documentation is strictly prohibited. Employees must never create a false or misleading report or make a payment or  establish  an account  on behalf of the  Company  with the understanding  that  any  part of the  payment  or  account  is to be used for a purpose other than as described by the supporting documents.

Review

All  preclearance  requests,  confirmation  statements  and  reports of Personal
Security  Transactions  and  completed  portfolio  transactions  of  each of the
Company's  advisory clients shall be compared by or under the supervision of the
CCO to  determine  whether  a  possible  violation  of this  Code  and/or  other applicable

                                       10

trading procedures may have occurred. Before making any final determination that a violation has been committed by any person,  the CCO shall give such person an opportunity to supply additional explanatory information.

If the CCO or Alternate determines that a material violation of this Code has or may have occurred, he or she shall,  following  consultation with counsel to the
Company if needed, submit a written determination and any additional explanatory material provided by the individual to the Company's  management,  the Board and the Executive Committee as necessary.

No person shall review his or her own report. If a Personal Security Transaction of the CCO or the CCO's spouse is under consideration, an Alternate shall act in all respects in the manner prescribed herein for the CCO.

Reporting Violations

Any  violations  of  this  Code  including   violations  of  applicable  Federal
securities  laws,  whether  actual,  known,  apparent  or  suspected,  should be reported  promptly to the CCO or to any other  person the Company may  designate
(as long as the CCO  periodically  receives  reports of all  violations).  It is
imperative   that   reporting   persons  not  conduct   their  own   preliminary
investigations.  Investigations of alleged  violations may involve complex legal issues,  and an employee  acting on his own may  compromise  the integrity of an investigation and adversely affect both employees and the Company.

Any reports of violations will be treated confidentially to the extent permitted by law and reasonably possible, and investigated promptly and appropriately. Any such reports may also be submitted  anonymously.  Employees  are  encouraged  to consult the CCO with respect to any  transaction  that may violate this Code and to refrain from any action or transaction that might lead to the appearance of a violation.  Any  retaliation  against an  individual  who reports a violation is prohibited and constitutes a further violation of this Code.

The Company has a 24-hour Helpline,  1-888-475-8376,  which employees can use to report  violations  of the  Company's  policies  or to seek  guidance  on  those policies.  Employees may report suspected  violations to or ask questions of the
Helpline anonymously;  however,  providing such employee's name may expedite the time it takes the Company to respond to such employee's call, and it also allows the Company to contact an employee if necessary during any investigation. Either way,  the  Company  should  treat the  information  that  employees  provide  as confidential.

Background Checks

Employees  are  required  to  promptly   report  any  criminal,   regulatory  or
governmental  investigations  or convictions to which they become subject.  Each
employee  is  required  to   promptly   complete   and  return  any   background
questionnaires that the Company's Legal and Compliance group may circulate.

Sanctions

The Company intends to use every reasonable  effort to prevent the occurrence of conduct not in  compliance  with this Code and to halt any such conduct that may occur as soon as reasonably possible after its discovery.  Any violation of this
Code shall be subject to the  imposition of such  sanctions by the CCO as may be deemed  appropriate under the circumstances to achieve the purposes of the Rules and this Code,  and may include  suspension or  termination  of employment or of trading privileges,  the rescission of trades, a written censure,  imposition of fines  or of  restrictions  on the  number  or type  of  providers  of  personal accounts; and/or requiring equitable restitution.

Required Records

Required  Records  (as  listed  in this  section)  must  be  kept  in an  easily accessible  place. In addition,  no records should be selectively  destroyed and
all   records   must   be   retained   if   they   are   connected    with   any

                                       11

litigation/government  investigation.  The CCO  shall  maintain  and cause to be maintained in an easily accessible place, the following records:

     (a)  A copy of any Code that has been in effect at any time during the past five years;

     (b)  A record  of any  violation  of this  Code and any  action  taken as a result of such  violation  for five  years  from the end of the fiscal year in which the violation occurred;

     (c)  A copy of each report made by the CCO within two years from the end of the fiscal year of the Company in which such report or  interpretation is made or issued (and for an  additional  three years in a place that need not be easily accessible);

     (d)  A list of the names of persons who are  currently,  or within the past five years were, employees;

     (e)  A record of all written  acknowledgements  of receipt of this Code for each  person  who is  currently,  or within  the past five  years was, subject to this Code;

     (f)  Holdings  and  transactions   reports  made  pursuant  to  this  Code,
          including any brokerage  confirmation  and account  statements made in lieu of these reports;

     (g)  All  pre-clearance  forms shall be maintained  for at least five years after the end of the fiscal year in which the approval was granted;

     (h)  A record of any decision  approving the  acquisition  of securities by employees in limited  offerings  for at least five years after the end of the fiscal year in which approval was granted;

     (i)  Any  exceptions   reports  prepared  by  Approving   Officers  or  the
          Compliance Officer;

     (j)  A record of  persons  responsible  for  reviewing  employees'  reports currently or during the last five years; and

     (k)  A copy of reports  provided to a Fund's board of  directors  regarding this Code.

     For the first two years,  the required  records  shall be maintained in the
Company's New York offices.

Record Retention

In the course of its business,  the Company  produces and receives large numbers of records.  Numerous laws require the retention of certain  Company records for various  periods  of time.  The  Company is  committed  to  compliance  with all applicable laws and  regulations  relating to the  preservation of records.  The
Company's policy is to identify,  maintain,  safeguard and destroy or retain all records in the Company's  possession on a systematic and regular basis. Under no circumstances  are  Company  records  to  be  destroyed  selectively  or  to  be maintained outside Company premises or designated storage facilities,  except in those  instances  where  Company  records  may be  temporarily  brought  home by employees  working from home in accordance with approvals from their supervisors or applicable policies about working from home or other remote locations.

If  employees  learn of a subpoena or a pending or  contemplated  litigation  or government  investigation,  employees  should  immediately  contact  the General
Counsel.  Employees  must retain and preserve ALL records that may be responsive to the  subpoena  or  relevant  to the  litigation  or that may  pertain  to the investigation  until employees are advised by the Legal and Compliance  group as to how to proceed.  Employees must also affirmatively  preserve from destruction all relevant records that without  intervention would automatically be destroyed or erased (such as e-mails and voicemail messages). Destruction of

                                       12

such records,  even if inadvertent,  could seriously  prejudice the Company.  If employees have any questions regarding whether a particular record pertains to a pending or  contemplated  investigation  or litigation or may be responsive to a subpoena or regarding  how to preserve  particular  types of records,  employees should  preserve the records in question and ask the Legal and Compliance  group for advice.

Waivers of this Code

Waivers for directors and executive  officers may be made by either the Board or the Audit  Committee of the Board and must be promptly  disclosed as required by law. Waivers for non-executive officers and employees may be made by the CCO.

Corporate Opportunities

Employees  and  directors  owe a duty to the Company to advance  its  legitimate interests when the opportunity to do so arises. If employees learn of a business or investment  opportunity  through the use of corporate property or information or an employee's position at the Company, such as from a competitor or actual or potential client,  supplier or business associate of the Company,  employees may not  participate in the  opportunity  or make the  investment  without the prior written  approval of the CCO.  Directors  must obtain the prior  approval of the
Board.  Such an opportunity  should be considered an investment  opportunity for the Company in the first instance.  Employees may not use corporate  property or information or an employee's position at the Company for improper personal gain, and employees may not compete with the Company.

Protection and Proper Use of Company Assets

We each have a duty to protect the Company's  assets and ensure their  efficient use.  Theft,  carelessness  and  waste  have a direct  impact  on the  Company's profitability.  We should take measures to prevent damage to and theft or misuse of Company property. When employees leave the Company, all Company property must be returned to the Company. Except as specifically  authorized,  Company assets,
including  Company  time,  equipment,   materials,   resources  and  proprietary
information, must be used for business purposes only.

Client Information

Current Federal  regulations are designed to protect the privacy of customers of financial  institutions and financial  services  providers.  In this regard, the
Company has adopted  privacy  policies  (the  "Privacy  Policies") by which each employee  of the  Company  must agree to abide.  The CCO will  ensure  that each employee of the Company  acknowledges their adherence to the Privacy Policies. A copy of the Privacy Policies is found in the Company's  Compliance  Manual.  The
Company will keep a copy of the Privacy  Policies  and will make them  available upon request.

Portfolio Company Information

Certain limitations on trading and other activities may result from employees of the Company receiving access to material,  nonpublic  information  regarding the plans,  earnings,  operations  or  financial  condition  of issuers  ("Portfolio
Companies").  If, in employee conversations,  meetings or written communications with  Portfolio  Company  management,  employees  are told (or  have  reason  to believe) that the information  employees have received is not public,  employees should  notify  the CCO  immediately.  If  employees  are  forewarned  that  the information employees are about to receive is confidential/not public, employees should  ask the  person not to  disclose  the  information  to  employees  until employees  have a chance  to check  with the  Legal and  Compliance  group.  The
Company's  Insider  Trading  Policy  more fully  discusses  material,  nonpublic information.

                                       13

Company Information

Unless   employees  are  doing  so  in  connection   with  Company   duties  and
responsibilities,  employees  should  not  discuss  specific  details  about the
Company's  business with unauthorized  persons,  including family members.  Even when  representing  the Company,  employees need to be careful about  disclosing certain  information.  Engaging in discussions with outside parties (who are not custodians and brokers or dealers  implementing such strategies and transactions for us) about specific  strategies or transactions  in Portfolio  Companies that the Company is or is considering implementing for clients may present a conflict of  interest  for the  Company  and  may  even  subject  the  recipient  of such information to this Code (including its personal trading  policies).  It is very important to remember this when having discussions with personal friends, social acquaintances  and  former  business  associates  or  colleagues  who are active investment management professionals (e.g., hedge fund managers, other investment advisers).  It  is  equally  important  to  remember  this  when  employees  are discussing  the Company's  business or clients with  colleagues in public places
(e.g., elevators,  lunch lines). Employees should be particularly careful not to use actual company or client names in any public settings.

Information that is proprietary to the Company should not be shared with others.
With regard to what might constitute  material that is proprietary and/or should not be shared, employees may use a simple guideline that if we paid for it or if we created it, it is likely  proprietary and should not be shared.  For example, the Company's  proprietary  stock  analysis  software  should not be shared with others.

INSIDER TRADING

Various  Federal and state  securities  laws and the Investment  Advisers Act of
1940 (Section 204A) require every investment adviser to establish,  maintain and enforce  written  policies  and  procedures  reasonably  designed,  taking  into consideration  the nature of such adviser's  business,  to prevent the misuse of material,  nonpublic  information in violation of the Investment Advisers Act of
1940 or other securities laws by the investment adviser or any person associated with the investment adviser.

The CCO has the primary  responsibility for the implementation and monitoring of the Company's Insider Trading Policy, practices,  disclosures and recordkeeping.
The Company's  Insider  Trading Policy is designed to detect and prevent illegal insider trading.  The Insider Trading Policy covers:  (i) the Company,  (ii) all persons  controlled  by,  controlling  or under common  control with the Company
(iii) consultants,  subtenants, office occupants or other persons who are deemed to be Access Persons under this Code; and (iv) each and every employee, officer, director,  general partner and member of the Company and any person described in
clause  (ii)  (all  persons   described  in  this   paragraph  are  referred  to
collectively  as the "Covered  Persons").  The Insider Trading Policy extends to activities both within and outside each Covered Person's  relationship  with the
Company.  The CCO will  ensure that each  employee  of the Company  acknowledges their adherence to the Insider  Trading Policy.  The Company will keep a copy of the Insider Trading Policy and will make it available upon request.

FAIR DEALING

The Company  depends on its reputation for quality,  service and integrity.  The way we deal with our clients,  competitors  and suppliers  molds our reputation, builds long-term trust and ultimately  determines our success.  Employees should endeavor to deal fairly with the Company's clients,  suppliers,  competitors and other  employees.  We  must  never  take  unfair  advantage  of  others  through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

Antitrust Laws

While the Company  competes  vigorously in all of its business  activities,  its efforts in the  marketplace  must be conducted in accordance with all applicable antitrust and competition laws. While it is impossible to describe antitrust and competition  laws  fully in any code of  business  conduct,  this Code  gives an overview of the types of conduct that are particularly likely to raise antitrust concerns.  If

                                       14

employees  are or become  engaged in activities  similar to those  identified in this Code,  employees  should consult the Legal and Compliance group for further guidance.

Conspiracies and Collaborations Among Competitors

One of the primary goals of the  antitrust  laws is to promote and preserve each competitor's  independence  when making  decisions on price,  output,  and other competitively sensitive factors. Some of the most serious antitrust offenses are agreements  between  competitors  that limit  independent  judgment and restrain trade, such as agreements to fix prices,  restrict output or control the quality of  products,  or to  divide a market  for  clients,  territories,  products  or purchases.  Employees  should  not  agree  with any  competitor  on any of these topics,  as these agreements are virtually always unlawful.  (In other words, no excuse will absolve employees or the Company of liability.)

Unlawful agreements need not take the form of a written contract or even express commitments or mutual assurances. Courts can -- and do -- infer agreements based on "loose talk," informal discussions,  or the mere exchange between competitors of  information  from  which  pricing  or  other  collusion  could  result.  Any communication with a competitor's representative, no matter how innocuous it may seem at the time,  may later be subject to legal scrutiny and form the basis for accusations of improper or illegal conduct.  Employees should take care to avoid involving  themselves in situations  from which an unlawful  agreement  could be inferred.

By  bringing  competitors  together,  trade  associations  and  standard-setting organizations may raise antitrust  concerns,  even though such groups serve many legitimate  goals.  The  exchange  of  sensitive  information  with  competitors regarding topics such as prices,  profit margins,  output levels,  or billing or advertising practices may potentially violate antitrust and competition laws, as may  creating a standard  with the  purpose  and effect of harming  competition.
Employees  must notify the Legal and  Compliance  group before joining any trade associations  or  standard-setting  organizations.  Further,  if  employees  are attending  a meeting at which  potentially  competitively  sensitive  topics are discussed  without  oversight by an antitrust  lawyer,  employees should object, leave the meeting, and notify the Legal and Compliance group immediately.

Joint ventures with competitors are not illegal under  applicable  antitrust and competition  laws.  However,  like trade  associations,  joint ventures  present potential antitrust concerns. The Legal and Compliance group should therefore be consulted before negotiating or entering into such a venture.

Distribution Issues

Relationships  with  clients  and  suppliers  may also be subject to a number of antitrust prohibitions if these relationships harm competition.  For example, it may be illegal for a company to affect  competition  by agreeing with a supplier to limit that supplier's sales to any of the Company's  competitors.  Collective refusals to deal with a competitor,  supplier or client may be unlawful as well.
While the Company generally is allowed to decide  independently that it does not wish to buy from or sell to a particular person, when such a decision is reached jointly  with  others,  it may be  unlawful,  regardless  of  whether  it  seems commercially reasonable.

Other activities that may raise antitrust concerns are:

          (i)  discriminating  in terms and services  offered to clients,  where the  Company  treats one  client or group of clients  differently than another;

          (ii) exclusive dealing agreements, where the Company requires a client to buy only from a particular  supplier,  or the supplier to sell only to the Company or the client;

          (iii) tying arrangements, where a client or supplier is required, as a condition of purchasing  or selling one product or service,  also to purchase or sell a second, distinct product or service;

                                       15

          (iv) "bundled  discounts," in which  discount or rebate  programs link the level of  discounts  available  on one  product or service to purchases of separate but related products or services; and

          (v)  "predatory  pricing,"  where the Company  offers a discount  that results in the sales  price of a product or service  being  below the  product's or service's  cost (the  definition of cost varies depending on the court),  with the intention of  sustaining  that price long enough to drive competitors out of the market.

Because these  activities are  prohibited  under many  circumstances,  employees should consult the Legal and Compliance group before implementing any of them.

Penalties

Failure  to comply  with the  antitrust  laws  could  result  in jail  terms for individuals  and large criminal fines and other monetary  penalties for both the
Company and individuals.  In addition,  private parties may bring civil suits to recover three times their actual damages, plus attorney's fees and court costs.

The antitrust laws are extremely complex. Because antitrust lawsuits can be very costly (even when a company has not violated the  antitrust  laws and is cleared in the end),  it is  important to consult  with the Legal and  Compliance  group before  engaging  in any  conduct  that even  appears to create the basis for an allegation  of  wrongdoing.  It is far easier to structure  employee  conduct to avoid erroneous  impressions than to explain their conduct in the future when an antitrust  investigation  or action is in  progress.  For that  reason,  when in doubt, consult the Legal and Compliance group with any concerns.

Gathering Information About the Company's Competitors

It is  entirely  proper  for us to gather  information  about  our  marketplace, including  information  about our  competitors  and their products and services.
However,  there are limits to the ways that  information  should be acquired and
used,  especially  information  about  competitors.   In  gathering  competitive
information, employees should abide by the following guidelines:

          1.   We may gather information about our competitors from sources such
               as   published   articles,   advertisements,   brochures,   other
               non-proprietary    materials,    surveys   by   consultants   and
               conversations  with our clients,  as long as those  conversations are not likely to suggest that we are  attempting to (a) conspire with our  competitors,  using the client as a  messenger,  or (b)
               gather   information  in  breach  of  a  client's   nondisclosure
               agreement  with a competitor  or through  other  wrongful  means.
               Employees   should  be  able  to  identify   the  source  of  any
               information about competitors.

          2.   We must never attempt to acquire a competitor's  trade secrets or other  proprietary  information  through unlawful means,  such as theft, spying, bribery or breach of a competitor's  nondisclosure agreement.

          3.   If there is any indication that information that employees obtain was not lawfully  received by the party in possession,  employees should refuse to accept it. If employees  receive any competitive information anonymously or that is marked confidential, employees should not review it and should  contact the Legal and Compliance group immediately.

The improper gathering or use of competitive information could subject employees and the Company to criminal and civil  liability.  When in doubt as to whether a source  of  information  is  proper,  employees  should  contact  the  Legal and
Compliance group.

                                       16

RESPONSIBILITY TO OUR PEOPLE

Equal Employment Opportunity

It is the policy of the Company to ensure equal employment  opportunity  without discrimination  or  harassment  on the basis of race,  color,  national  origin, religion,  age, sexual orientation,  gender,  marital status,  disability or any other characteristic  protected by applicable Federal,  state, or local law. Our
employment    practices   and   decisions    adhere   to   the   principles   of
non-discrimination and equal employment  opportunity.  All personnel involved in hiring, promotion, transfers, compensation,  benefits, termination and all other terms and conditions of employment are made aware of their  responsibilities  in support of these corporate goals.

Non-Discrimination Policy

The Company is  committed to a work  environment  in which all  individuals  are treated  with  respect and  dignity.  Each  employee  has the right to work in a
professional  atmosphere  that  promotes  equal  employment   opportunities  and
prohibits discriminatory practices, including harassment. Therefore, the Company expects that all relationships among persons in the office will be free of bias, prejudice and harassment.

Anti-Harassment Policy

The Company is  committed  to  maintaining  a work  environment  that is free of discrimination.  In keeping with this commitment,  we will not tolerate unlawful harassment of our employees by anyone,  including any  supervisor,  co-worker or third party. Harassment consists of unwelcome conduct,  whether verbal, physical or visual, that is based on a person's race, color,  national origin,  religion, age, sexual orientation,  gender, marital status,  disability or other protected characteristic,  that (1) has the purpose or effect of creating an intimidating, hostile  or  offensive  work  environment;  (2) has the  purpose  or  effect  of unreasonably interfering with an individual's work performance; or (3) otherwise adversely affects an individual's employment opportunities.  Harassment will not be tolerated.

Harassment  may  include   derogatory   remarks,   epithets,   offensive  jokes,
intimidating  or hostile  acts,  the  display of  offensive  printed,  visual or electronic material,  or offensive physical actions.  Sexual harassment deserves special mention. Unwelcome sexual advances, requests for sexual favors, or other physical,  verbal or visual conduct based on sex constitutes harassment when (1)
submission to the conduct is required as a term or condition of employment or is the basis for employment action, or (2) the conduct unreasonably interferes with an  individual's  work  performance  or  creates  an  intimidating,  hostile  or offensive  workplace.  Sexual  harassment  may include  propositions,  innuendo, suggestive comments or unwelcome physical contact.

Individuals and Conduct Covered

These policies apply to all applicants and employees,  and prohibit  harassment, discrimination  and  retaliation  whether engaged in by fellow  employees,  by a supervisor or manager or by someone not directly connected to the Company (e.g., an outside vendor, consultant or client).

Conduct prohibited by these policies is unacceptable in the workplace and in any work-related  setting  outside the  workplace,  such as during  business  trips, business meetings and business related social events.

Retaliation

The  Company   prohibits   retaliation   against  any   individual  who  reports
discrimination  or  harassment  or  participates  in an  investigation  of  such reports.  Retaliation  against  an  employee  for  reporting  discrimination  or harassment or for  participating in an investigation of a claim of harassment or discrimination  is a serious  violation of this policy and,  like  harassment or discrimination itself, will be subject to disciplinary action.

                                       17

Reporting an Incident of Harassment, Discrimination or Retaliation

The Company  strongly urges the timely reporting of all incidents of harassment, discrimination or retaliation regardless of the offender's identity or position.
Individuals  should file their complaints with their immediate  supervisor,  the
General  Counsel or any member of senior  management  before the conduct becomes severe  or  pervasive.  Individuals  should  not feel  obligated  to file  their complaints with their immediate  supervisor  first before bringing the matter to the attention of one of the other designated  representatives  identified above.
To the fullest extent practicable, the Company will maintain the confidentiality of those involved,  consistent with the need to investigate  alleged  harassment and take appropriate action. Misconduct constituting harassment,  discrimination or retaliation will be dealt with promptly and appropriately.

Employees who have  experienced  conduct they believe is contrary to this policy have an obligation to take advantage of this complaint procedure.

LEAVE POLICIES

Bereavement Leave

In the  unfortunate  event of a death in an employee's  immediate  family,  such employee will be able to take five days of bereavement leave with pay. Depending on the  circumstances,  extended  pay or unpaid  leave may be  permitted,  after discussion with such employee's manager. Immediate family for this purpose means an employee's spouse or domestic partner,  an employee's parents or stepparents, grandparents, children or stepchildren, siblings, domestic partner's or spouse's parents, or domestic partner's or spouse's siblings.

Jury Duty

If  employees  are  summoned  to serve on a jury,  notice  will be given to such employee's  manager and Human  Resources.  Employees  will earn full base salary while such employee is on jury duty up to ten business days. When practical,  on any day that an employee is dismissed  early from the  proceedings  he or she is expected to come into the office. Upon returning from jury duty,  employees must submit to Human  Resources  validated  documentation  of such employee's time on jury duty.

Family and Medical Leave Act

The Family and Medical Leave Act ("FMLA") provides eligible employees with up to
12 workweeks of unpaid leave for certain family and medical  reasons during a 12 month  period.  During  this leave,  an  eligible  employee is entitled to group health plan coverage as if the employee had continued to work. At the conclusion of the leave,  subject to some exceptions,  an employee generally has a right to return to the same or to an equivalent position.  Please see Human Resources for a copy of the Company's FMLA policy.

Disability

Regular  full-time/part-time  employees  are  eligible  for  coverage  under the short-term  disability insurance plan.  Short-term disability insurance provides income replacement  during a period of temporary  disability that lasts for more than a week.

Under the  short-term  disability  program,  benefits  are payable for  non-work related  injuries  or  illnesses.  Benefits  normally  begin after seven days of disability  and  generally  are payable up to a maximum of 26 weeks.  Please see
Human Resources for further details regarding short-term  disability benefits or please review employee  disability rights,  which shall be made available by the
Company upon request.

                                       18

Maternity Leave Program

Employees  who have at least 12 months of service and have worked at least 1,250 hours in the last  consecutive 12 months are eligible for maternity  leave.  The
Company  offers up to 12 weeks of paid leave in  connection  with the birth of a child. Maternity leave will not affect employees' participation in the Company's benefit plans. Applicable benefit deductions will continue to be taken during an employee's  leave.  The time employees are on paid maternity leave is counted as time worked when  calculating  accrued  vacation and  retirement  plan benefits.
Medical certification may be required prior to maternity leave.

Parenting Leave

Employees  who have at least 12 months of service and have worked at least 1,250 hours in the last  consecutive 12 months are eligible for parenting  leave.  The
Company  offers up to 2 weeks of paid  leave in  connection  with the birth of a child for the  non-primary  caregiver.  Parenting leave may be taken in one-week increments or as otherwise  approved by an employee's  manager.  Consistent with other  FMLA  leaves,  employees  will be  required  to use any  other  paid time available  (for  example,  vacation  days)  concurrently  with any portion of an employee's leave that exceeds the two-week paid leave under the firm's parenting leave policy. Parenting leave must be taken within 12 months of the birth of the child.  The time employees are on paid parenting leave is counted as time worked when calculating accrued vacation and retirement plan benefits.

Coordination with FMLA Leave

Both maternity leave and parenting leave run  concurrently  with any leave under the FMLA to which employees may be entitled.

Coordination with Vacation

Employees may not add vacation onto the end of their twelve-week maternity leave or any leave under the FMLA to which employees may be entitled.

Approval

Both the  immediate  supervisor  and Human  Resources  should be notified of all leave  requests in a timely  manner.  Human  Resources  will provide any and all required  paperwork  to be  completed  and will notify the employee if leave has been approved.

Any leave requests falling outside of the enumerated policies will be considered on an individual basis.

Job Security

At the  conclusion of an approved  leave,  employees  ordinarily  will return to their previous  position  unless the position has been eliminated as a result of job reductions or a reorganization of the area. In such a case, the Company will make an attempt to place  employees in an equivalent  position  with  equivalent
pay,  benefits  and  other  employment  terms.   Employees'  eligibility  to  be
considered  for such a  position  will be  evaluated  on the same basis as other employees.

The  Company  may  require  that  an  employee   provide  initial  and  periodic
documentation of the basis for such employee's  leave. To aid the Company in its planning,  the employee is expected to notify the  employee's  manager and Human
Resources immediately. If the employee's anticipated return to work date changes and it  becomes  necessary  for the  employee  to take more or less  leave  than originally  anticipated,  the employee must provide the Company with  reasonable notice (within 2 business days) of the employee's changed  circumstances and new return to work  date.  If an  employee  does not  return to work  following  the conclusion of any of the above named leaves,  the employee will be considered to have voluntarily  resigned.  The Company may recover health  insurance  premiums that the Company has paid

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on behalf of the employee  during any leave except that the  Company's  share of such  premiums  may not be  recovered  if the  employee  fails to return to work because of the  employee's  or a family  member's  serious  health  condition or because of other circumstances beyond the employee's control.

Safety in the Workplace

The safety and  security of employees is of primary  importance.  Employees  are responsible for  maintaining  our facilities  free from  recognized  hazards and obeying all Company safety rules.  Working  conditions should be maintained in a clean and orderly  state to  encourage  efficient  operations  and promote  good safety practices.

Weapons and Workplace Violence

No employee  may bring  firearms,  explosives,  incendiary  devices or any other weapons into the workplace or any work-related setting, regardless of whether or not employees are licensed to carry such  weapons.  Similarly,  the Company will not  tolerate  any level of violence  in the  workplace  or in any  work-related setting.  Violations of this policy must be referred to an employee's supervisor and the CCO immediately.  Threats or assaults that require  immediate  attention should be reported to the police by calling 911.

Drugs and Alcohol

The Company intends to maintain a drug-free work environment. Except at approved
Company  functions,  employees may not use, possess or be under the influence of alcohol on Company premises.

Employees  cannot use,  sell,  attempt to use or sell,  purchase,  possess or be under the influence of any illegal drug on Company  premises or while performing
Company business on or off the premises.

INTERACTING WITH GOVERNMENT

Prohibition on Gifts to Government Officials and Employees

The various  branches and levels of government  have different laws  restricting gifts, including meals, entertainment,  transportation and lodging, which may be provided  to  government  officials  and  government  employees.  Employees  are prohibited  from  providing  gifts,  meals or  anything  of value to  government officials  or  employees  or members of their  families  without  prior  written approval from the CCO.

Political Contributions and Activities

Laws of  certain  jurisdictions  prohibit  the  use of  Company  funds,  assets, services, or facilities on behalf of a political party or candidate. Payments of corporate funds to any political  party,  candidate or campaign may be made only if permitted under  applicable law and approved in writing and in advance by the
CCO.

This policy does not  prohibit  the Company from  establishing  and  maintaining political  action  committees  ("PACs"),  such as the Company's  PAC,  which are permitted  under  applicable  law, nor does this policy  prohibit the  Company's eligible  employees from giving to such PACs.  Employee  participation in any of these activities is strictly voluntary and employees have the right to refuse to contribute without reprisal.

Employees'  work time may be considered the equivalent of a contribution  by the
Company. Therefore, employees will not be paid by the Company for any time spent running for public office,  serving as an elected official, or campaigning for a political candidate.  The Company will not compensate or reimburse employees, in any form, for a political  contribution  that  employees  intend to make or have made.

                                       20

Lobbying Activities

Laws of some  jurisdictions  require  registration  and  reporting by anyone who engages in a lobbying activity.  Generally, lobbying includes: (1) communicating with any  member or  employee  of a  legislative  branch of  government  for the purpose of influencing  legislation;  (2) communicating  with certain government officials for the purpose of influencing  government  action; or (3) engaging in research or other activities to support or prepare for such communication.

So that the Company may comply with  lobbying  laws,  employees  must notify the
Legal and  Compliance  group  before  engaging in any  activity on behalf of the
Company that might be considered "lobbying" as described above.

Bribery of Foreign Officials

Company policy,  the U.S.  Foreign Corrupt  Practices Act (the "FCPA"),  and the
laws of many other  countries  prohibit the Company and its officers,  employees and agents  from  giving or  offering  to give money or  anything  of value to a foreign official, a foreign political party, a party official or a candidate for political office in order to influence official acts or decisions of that person or entity, to obtain or retain business, or to secure any improper advantage.  A foreign  official is an officer or employee of a government  or any  department, agency, or instrumentality  thereof, or of certain international  agencies, such as the World Bank or the United  Nations,  or any person  acting in an  official capacity  on  behalf of one of those  entities.  Officials  of  government-owned corporations are considered to be foreign officials.

Payments  need  not be in cash to be  illegal.  The  FCPA  prohibits  giving  or offering to give  "anything of value." Over the years,  many non-cash items have been the basis of bribery prosecutions, including travel expenses, golf outings, automobiles,  and  loans  with  favorable  interest  rates or  repayment  terms.
Indirect payments made through agents,  contractors,  or other third parties are also prohibited. Employees may not avoid liability by "turning a blind eye" when circumstances indicate a potential violation of the FCPA.

The FCPA does allow for  certain  permissible  payments  to  foreign  officials.
Specifically,  the law permits  "facilitating"  payments,  which are payments of small value to effect  routine  government  actions such as  obtaining  permits, licenses,  visas, mail,  utilities hook-ups and the like.  However,  determining what is a permissible "facilitating" payment involves difficult legal judgments.
Therefore,  employees must obtain permission from the Legal and Compliance group before making any payment or gift thought to be exempt from the FCPA.

Amendments and Modifications.

The CCO will periodically review the adequacy of this Code and the effectiveness of its  implementation  and shall make amendments or modifications as necessary.
All material amendments and modifications shall be subject to the final approval of the Company's management, the Board and the Executive Committee as necessary.

Form ADV Disclosure.

In  connection  with  making  amendments  to this Code,  the CCO will review and update disclosure relating to this Code set forth in the Company's Schedule F of
Form ADV, Part II.

Employee Certification.

Ultimate  responsibility  to ensure  that we as a Company  comply  with the many laws,  regulations and ethical standards  affecting our business rests with each of us.  Employees must become familiar with and conduct  themselves  strictly in compliance with those laws, regulations and standards and the Company's policies and guidelines pertaining to them. By signing the attached  acknowledgment form, employees  acknowledge  that they have received and read the terms of this Code.
Employees also certify that they

                                       21

recognize and understand the  responsibilities  and obligations incurred by them as a result of being  subject to this Code and they hereby agree to abide by the terms hereof.

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